ASN Technologies, Inc. 8-K

Exhibit 10.2

ASSIGNMENT OF PROMISSORY NOTE

In exchange for the purchase price of $1,000.00, the receipt and sufficiency of which is hereby acknowledged, CC Fund, LLC hereby unconditionally and irrevocably grants, conveys and assigns to Daniel Davis all of its right, title and interest in and under that certain Promissory Note (the “Note”) in the principal amount of $9,000 dated August 27, 2015 and executed in favor of CC Fund, LLC by ASN Technologies, Inc., a Nevada corporation.

The undersigned irrevocably appoints Daniel Davis as its true and lawful attorney, with full power of substitution and revocation, to demand and receive the money due, and to become due, under the Note, and to sue out executions, and to take all other lawful actions for the recovery of such money, and to acknowledge the satisfaction, or the discharge, of the same, and to exercise all other rights and remedies at law or in equity arising under the Note. The assignment made by this instrument is without recourse.

This instrument shall be enforceable if executed and delivered by facsimile.

DATED effective this 19th day of October, 2015.

CC Fund, LLC

By:	NPNC Management, LLC, its Manager

By:	/s Bryan R. Clark
Bryan R. Clark, as Manager of NPNC Management, LLC